As filed with the Securities and Exchange Commission on November 24, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                         LA JOLLA PHARMACEUTICAL COMPANY
             (Exact name of Registrant as Specified in Its Charter)

              DELAWARE                                        33-0361285
   (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

                            -------------------------

                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 452-6600
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                         LA JOLLA PHARMACEUTICAL COMPANY
                            1994 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                            -------------------------

                                 STEVEN B. ENGLE
                             CHIEF EXECUTIVE OFFICER
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 452-6600
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM             MAXIMUM
                                              AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED(1)          SHARE(2)           PRICE(2)             FEE
---------------------------------------------------------------------------------------------------------------------
             Common Stock,               750,000 shares(4)        $0.6094            $457,050           $127.06
     $0.01 par value per share(3)
=====================================================================================================================

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Company's Common Stock on the Nasdaq National Market System on November 22, 1999.

         (3) This Registration Statement includes associated stock purchase rights under the Rights Agreement dated December 3, 1998, between the Company and American Stock Transfer & Trust Company.

         (4) 2,500,000 shares are issuable under the Plan. In addition to the 750,000 shares registered hereby, 750,000 shares of the Company's Common Stock issuable under the Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 33-82664) as filed with the Securities and Exchange Commission on August 11, 1994, 500,000 shares of the Company's Common Stock issuable under the Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-14285) as filed with the Securities and Exchange Commission on October 17, 1996, and 500,000 shares of the Company's Common Stock issuable under the Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-29575) as filed with the Securities and Exchange Commission on June 19, 1997.

===============================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), to register an additional 750,000 shares of the Company's common stock, par value $0.01 per share, issuable under the Company's 1994 Stock Incentive Plan (the "Plan"), and consists of only those items required by General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-82664) previously filed by the Company with the Securities and Exchange Commission on August 11, 1994 is incorporated herein by reference and made a part hereof.


ITEM 8.  EXHIBITS.

         Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.       Description
-----------       -----------

    5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the additional securities being registered.

   23.1         Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

   24.1         Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 23, 1999.

                                       LA JOLLA PHARMACEUTICAL COMPANY


                                       By: /s/ STEVEN B. ENGLE
                                           -------------------------------------
                                           Steven B. Engle
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints STEVEN B. ENGLE and WOOD C. ERWIN his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                 SIGNATURE                                        TITLE                                 DATE
                 ---------                                        -----                                 ----
            /s/ STEVEN B. ENGLE                    Chairman of the Board, President and          November 23, 1999
     ---------------------------------                   Chief Executive Officer
              Steven B. Engle                         (Principal Executive Officer)


             /s/ WOOD C. ERWIN                        Vice President of Finance and              November 23, 1999
     ---------------------------------                   Chief Financial Officer
               Wood C. Erwin                   (Principal Financial and Accounting Officer)


        /s/ THOMAS H. ADAMS, Ph.D.                               Director
     ---------------------------------
           Thomas H. Adams, Ph.D.                                                                November 23, 1999


          /s/ WILLIAM E. ENGBERS                                 Director
     ---------------------------------
             William E. Engbers                                                                  November 23, 1999


        /s/ ROBERT A. FILDES, Ph.D.                              Director
     ---------------------------------
          Robert A. Fildes, Ph.D.                                                                November 23, 1999


     /s/ W.LEIGH THOMPSON, M.D., Ph.D.                           Director
     ---------------------------------
       W. Leigh Thompson, M.D., Ph.D.                                                            November 23, 1999

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the additional securities being registered.

   23.1         Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

   24.1         Power of Attorney (contained on signature page hereto).